[logo]

LUTHERAN BROTHERHOOD
VARIABLE INSURANCE
PRODUCTS COMPANY
A stock Life Insurance Company                              FLEXIBLE PREMIUM
Minneapolis, Minnesota  55415                        VARIABLE LIFE INSURANCE

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This is a legal contract between you and Lutheran Brotherhood Variable
Insurance Products Company. We issue this contract based on the Application signed by the applicant and the payment of the initial premium. Upon receiving proof of the Insured's death, we will pay the Death Proceeds (see
Section 2.3) to the beneficiary according to the provisions of this contract.

The amount or duration of the Death Benefit may vary with the Accumulated Value. As long as this contract remains in force and there is no Debt or unpaid Monthly Deductions, the Death Proceeds will always be at least equal to the Face Amount. If you meet the Death Benefit Guarantee Requirement (see Section 4.6), this contract will remain in force at least until the Death Benefit Guarantee Termination Date shown on page 3.

The Accumulated Value may increase or decrease daily based on the investment experience of the Variable Account.

Right to Cancel. Please read this contract carefully. You may cancel the contract before midnight of the latest of: (1) The 10th day after you first receive it; (2) The 45th day after you complete Part I of the Application; and (3) The 10th day after a notice of withdrawal right is mailed or delivered to you. Do this by (1) sending or delivering written notice to Lutheran Brotherhood Variable Insurance Products Company, 625 Fourth Avenue South, Minneapolis, MN 55415 or to the representative through whom you bought it, and (2) returning the contract. Notice given by mail and return of the contract by mail are effective on being postmarked, properly addressed and postage prepaid. If you cancel the contract, it will be deemed void from the beginning. Within 7 days after we receive notice of cancellation and the returned contract, we will refund all premiums you have paid.


Life insurance payable at death.
Adjustable death benefit.
Flexible premiums.
Return on investments reflected in contract benefits.
Nonparticipating.
Settlement options to provide retirement income.




Signed for the Company at Minneapolis, Minnesota
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President      SAMPLE   /s/ Robert P. Gandrud
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Secretary      SAMPLE   /s/ David J. Larson
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INSURED:   JOHN DOE                 AGE:   35            SEX:   MALE
CONTRACT NUMBER: V1234567            DATE OF ISSUE:  MAY 1, 1997
INITIAL FACE AMOUNT: $ 50,000

V3-YC-VUL-1 (97)

Contract Number:   V1234567


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Table of Contents
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             Cover Page
             Index
             Contract Schedule, Contract Data
Section  1   Definitions
Section  2   General Provisions
Section  3   Ownership and Beneficiary
Section  4   Premiums and Reinstatement
Section  5   Insurance Coverage
Section  6   Accumulated Value and Surrender Provisions
Section  7   Monthly Deduction
Section  8   Loans
Section  9   Variable Account and Unit Value
Section  10  Exchange of Contract
Section  11  Settlement Provisions
             Additional Benefits, Amendments, Application

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Index
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                                                             Section

Accumulated Value.............................................. 6
Allocation of Net Premiums..................................... 9
Annual Report.................................................. 2
Assignment..................................................... 3
Beneficiary.................................................... 3
Cash Surrender Value........................................... 6
Change of Death Benefit Option................................. 5
Change of Investment Policy.................................... 9
Continuation of Insurance...................................... 4
Cost of Insurance.............................................. 7
Death Benefit.................................................. 5
Death Benefit Guarantee........................................ 4
Death Benefit Guarantee Premium................................ 4
Death Benefit Guarantee Requirement............................ 4
Death Proceeds................................................. 2
Decrease Charge................................................ 7
Decrease in Face Amount........................................ 5
Deferment...................................................... 2
Entire Contract................................................ 2
Exchange Privilege.............................................10
General Account................................................ 9
Grace Period................................................... 4
Incontestability............................................... 2
Increase in Face Amount........................................ 5
Loan Account................................................... 8
Loans.......................................................... 8
Misstatement of Age or Sex..................................... 2
Monthly Deduction.............................................. 7
Net Premium.................................................... 4
Ownership...................................................... 3
Premium in Default and Grace Period............................ 4
Premiums....................................................... 4
Reinstatement.................................................. 4
Settlement Options.............................................11
Suicide........................................................ 2
Surrender...................................................... 6
   Cash Surrender Value........................................ 6
   Partial Surrender........................................... 6
   Full Surrender.............................................. 6
Transfers Among Subaccounts.................................... 9
Unit Value..................................................... 9
Variable Account............................................... 9
V3-YC-VUL-2                         page 2

[logo]

LUTHERAN BROTHERHOOD
VARIABLE INSURANCE
PRODUCTS COMPANY
625 Fourth Avenue South
Minneapolis, Minnesota  55415

For information about this contract, consult your Lutheran Brotherhood Variable Insurance
Products Company Representative or write to us at our home office.

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Contract Schedule                                                    PLANNED
                                                                     ANNUAL
                                                                     PREMIUM

BASIC BENEFIT
   FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE                        $1,000.00
      PREMIUMS PAYABLE TO THE CONTRACT ANNIVERSARY AFTER AGE 100
      PREMIUM CLASS: NON-TOBACCO







ACCUMULATED VALUES DEPEND ON INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT AND, EXCEPT AS PROVIDED BY PAYMENT OF THE DEATH BENEFIT GUARANTEE PREMIUM (SEE SECTION 4.6), COVERAGE WILL TERMINATE IF THE CASH SURRENDER VALUE IS NOT SUFFICIENT TO COVER THE MONTHLY DEDUCTION. INVESTMENT PERFORMANCE OR PAYMENT OF PLANNED ANNUAL PREMIUMS MAY NOT BE SUFFICIENT TO CONTINUE THIS CONTRACT IN FORCE.

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DEATH BENEFIT OPTION B          (SEE SECTION 5.1)
LOAN INTEREST RATE              7.40% PER YEAR PAYABLE IN ADVANCE
DEATH BENEFIT GUARANTEE         SEE SECTION 4.6
    PREMIUM                     $35.03    PER MONTH
    TERMINATION DATE            CONTRACT ANNIVERSARY AFTER AGE 71

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INSURED: JOHN DOE                     AGE:  35      SEX:  MALE

CONTRACT NUMBER: V1234567             DATE OF ISSUE:  MAY 1, 1997

INITIAL FACE AMOUNT: $ 50,000

V3-YC-VUL-3                         page 3

Date of Issue: OCTOBER 1, 1993               Contract Number:   V1234567
INSURED:  JOHN  DOE
AGE:  35               SEX:  MALE                         FLEXIBLE PREMIUM
INITIAL FACE AMOUNT:   $50,000                     VARIABLE LIFE INSURANCE
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                               CONTRACT CHARGES

ADMINISTRATIVE CHARGES
  BASIC MONTHLY CHARGE              $10.OO PER MONTH
  INITIAL MONTHLY CHARGE            $0.04 PER $1,000 OF FACE AMOUNT, CHARGED
                                       ONLY IN FIRST 180 MONTHLY DEDUCTIONS
PARTIAL SURRENDER CHARGE            $25.00 PER PARTIAL SURRENDER OR 2% OF
                                       SURRENDER AMOUNT REQUESTED, IF LESS
PERCENT OF PREMIUM CHARGE           5.0% OF EACH PREMIUM

                                    CURRENT CHARGE         MAXIMUM CHARGE

PREMIUM PROCESSING CHARGE        $ 0.50 PER PAYMENT       1.00 PER PAYMENT
  AUTOMATIC PAYMENT PLANS        $ 1.00 PER PAYMENT       $ 2.00 PER PAYMENT
  ALL OTHER PAYMENTS

CURRENT PREMIUM PROCESSING CHARGES ARE SUBJECT TO CHANGE. HOWEVER, THESE CHARGES WILL NEVER EXCEED THE MAXIMUM CHARGES SHOWN ABOVE. YOU WILL BE NOTIFIED OF ANY CHANGE IN CURRENT CHARGES.
                             DECREASE CHARGE #

                                                           MAXIMUM
      BEGINNING OF               DEFERRED                 CONTINGENT
        CONTRACT              ADMINISTRATIVE              DEFERRED
          YEAR                    CHARGE                 SALES CHARGE
           1                    $ 238.00                   $ 90.00
           2                      214.00                     90.00
           3                      190.00                     90.00
           4                      166.00                     90.00
           5                      142.00                     90.00
           6                      118.00                     88.50
           7                      94.00                      70.50
           8                      70.00                      52.50
           9                      46.00                      34.50
           10                     22.00                      16.50
           11                      X.XX                       X.XX
           12                      X.XX                       X.XX
           13                      X.XX                       X.XX
           14                      X.XX                       X.XX
           15                      X.XX                       X.XX
      THEREAFTER                   X.XX                       X.XX

# DECREASE CHARGE IF THE INITIAL FACE AMOUNT IS DECREASED.
DEFERRED ADMINISTRATIVE CHARGE REDUCES BY $2.00 ON EACH MONTHLY ANNIVERSARY THAT THE CONTRACT IS IN FORCE. BEGINNING IN CONTRACT YEAR 6, THE MAXIMUM CONTINGENT DEFERRED SALES CHARGE REDUCES ON EACH MONTHLY ANNIVERSARY THAT THE CONTRACT IS IN FORCE. ADDITIONAL DECREASE CHARGES WILL APPLY TO INCREASES IN FACE AMOUNT.

V3-YC-VUL-4                       page 4

Date of issue: MAY 1, 1997                    Contract Number:  V1234567
INSURED: JOHN DOE
AGE: 35                      SEX: MALE                     FLEXIBLE PREMIUM
INITIAL FACE AMOUNT:         $ 50,000                VARIABLE LIFE INSURANCE

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      BEGINNING          COST OF         INITIAL         MONTHLY
     ON CONTRACT        ATTAINED       INSURANCE        CHARGE FOR
     ANNIVERSARY          AGE            RATE *         INCREASES #
       MAY 1,

        1997              35            $ 0.14           $ 0.04
        1998              36              0.15             0.04
        1999              37              0.16             0.04
        2000              38              0.17             0.04
        2001              39              0.18             0.04
        2002              40              0.19             0.05
        2003              41              0.21             0.05
        2004              42              0.22             0.05
        2005              43              0.24             0.05
        2006              44              0.26             0.05
        2007              45              0.28             0.05
        2008              46              0.31             0.05
        2009              47              0.33             0.05
        2010              48              0.36             0.05
        2011              49              0.39             0.05
        2012              50              0.42             0.06
        2013              51              0.46             0.06
        2014              52              0.51             0.06
        2015              53              0.56             0.06
        2016              54              0.62             0.06
        2017              55              0.68             0.06
        2018              56              0.75             0.06
        2019              57              0.82             0.06
        2020              58              0.91             0.06
        2021              59              1.00             0.06
        2022              60              1.10             0.07
        2023              61              1.22             0.07
        2024              62              1.35             0.07
        2025              63              1.50             0.07
        2026              64              1.67             0.07

* MAXIMUM MONTHLY COST PER $1,000 INSURANCE FOR NON-TOBACCO PREMIUM CLASS, BASED ON COMMISSIONERS 1980 STANDARD ORDINARY MORTALITY TABLE. AGE AT ISSUE IS AGE LAST BIRTHDAY.

# MONTHLY CHARGE PER $1,000 OF INCREASE IN FACE AMOUNT UNDER SECTION 5.3 OR UNDER ANY GUARANTEED INCREASE OPTION BENEFIT RIDER, CHARGED ONLY IN THE FIRST 180 MONTHLY DEDUCTIONS ON OR AFTER THE EFFECTIVE DATE OF THE INCREASE.


V3-YC-VUL-5                        page 5

Date of issue: MAY 1, 1997                      Contract Number: V1234567
INSURED: JOHN DOE
AGE: 35               SEX: MALE                           FLEXIBLE PREMIUM
INITIAL FACE AMOUNT:  $ 50,000                     VARIABLE LIFE INSURANCE

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          BEGINNING                       COST OF         INITIAL MONTHLY
         ON CONTRACT       ATTAINED      INSURANCE          CHARGE FOR
         ANNIVERSARY         AGE           RATE *            INCREASES #

           MAY 1,
           2027              65           $ 1.85             $ 0.07
           2028              66             2.05               0.07
           2029              67             2.26               0.07
           2030              68             2.49               0.07
           2031              69             2.74               0.07
           2032              70             3.03               0.07
           2033              71             3.36               0.07
           2034              72             3.74               0.07
           2035              73             4.17               0.07
           2036              74             4.64               0.07
           2037              75             5.15               0.07
           2038              76             5.68               0.07
           2039              77             6.24               0.07
           2040              78             6.82               0.07
           2041              79             7.46               0.07
           2042              80             8.15               0.07
           2043              81             8.93               o.xx
           2044              82             9.81               o.xx
           2045              83             10.79              o.xx
           2046              84             11.84              o.xx
           2047              85             12.95              o.xx
           2048              86             14.09
           2049              87             15.26
           2050              88             16.44
           2051              89             17.65
           2052              90             18.92
           2053              91             20.26
           2054              92             21.73
           2055              93             23.47
           2056              94             25.81
           2057              95             29.32
           2058              96             zz.zz
           2059              97             zz.zz
           2060              98             zz.zz
           2061              99             zz.zz

* MAXIMUM MONTHLY COST PER $1,000 INSURANCE FOR NON-TOBACCO PREMIUM CLASS, BASED ON COMMISSIONERS 1980 STANDARD ORDINARY MORTALITY TABLE. AGE AT ISSUE IS AGE LAST BIRTHDAY.
# MONTHLY CHARGE PER $1,000 OF INCREASE IN FACE AMOUNT UNDER SECTION 5.3 OR UNDER ANY GUARANTEED INCREASE OPTION BENEFIT RIDER, CHARGED ONLY IN THE FIRST 180 MONTHLY DEDUCTIONS ON OR AFTER THE EFFECTIVE DATE OF THE INCREASE.
V3-YC-VUL-5 Cl              page 5 Continued

Date of issue:   MAY  1, 1997             Contract Number:   V1234567
INSURED: JOHN DOE
AGE: 35                  SEX: MALE                         FLEXIBLE PREMIUM
INITIAL FACE AMOUNT:     $ 50,000                   VARIABLE LIFE INSURANCE

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VARIABLE ACCOUNT INFORMATION

Investment Company - LB Series Fund, Inc.

Variable Account - LBVIP Variable Insurance Account

Each subaccount of the LBVIP Variable Insurance Account invests in a specific portfolio of LB Series Fund, Inc. Subaccounts of the Variable Account and the portfolios in which they invest are as follows:

   Growth Subaccount - Amounts credited to this subaccount are invested in the Growth Portfolio. This portfolio invests primarily in equity securities.

   High Yield  Subaccount - Amounts credited to this subaccount are invested in the High Yield Portfolio. This portfolio invests primarily in high yield securities.

   Income Subaccount - Amounts credited to this subaccount are invested in the Income Portfolio. This portfolio invests primarily in fixed income securities.

   Opportunity Growth Subaccount - Amounts credited to this subaccount are invested in the Opportunity Growth
                                   Portfolio.  This portfolio invests
                                   primarily in smaller capitalization
                                   equity securities.

   World Growth Subaccount - Amounts credited to this subaccount are invested in the World Growth Portfolio. This portfolio invests primarily in equity securities of established, non-U.S. companies.

   Money Market Subaccount - Amounts credited to this subaccount are invested in the Money Market Portfolio. This portfolio invests primarily in money market instruments.

LB Series Fund, Inc. receives investment advice for each portfolio from Lutheran Brotherhood. As investment advisor, Lutheran Brotherhood charges LB Series Fund, Inc. a daily investment advisory fee equal to an annual percentage of the aggregate average daily net assets of LB Series Fund, Inc. portfolios. For the Growth, High Yield, Income, Opportunity Growth and Money Market Portfolios, that percentage is 0.40%; for the World Growth Portfolio that percentage is 0.85%.

For a complete description of the Variable Account and the designated portfolios, please refer to the current prospectus for LB Series Fund, Inc.


V3-YC-VUL-6                            page 6

                                                 Contract Number:   V1234567

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1. DEFINITIONS
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Application.  The application(s) and all amendments and supplements to the application.

Attained Age. Attained Age on any day is the age last birthday of the Insured on the Contract Anniversary on or immediately prior to that day.

Contract Anniversary. The Date of Issue on page 3 and the same month and day for years after issue as in the Date of Issue.

Contract Date. The latest of (1) The Date of Issue; (2) The date we receive at our Home Office the first premium payment on this contract; and (3) Any other date agreed upon by you and us.

Contract Month. The period from one Monthly Anniversary to the next Monthly Anniversary.

Contract Year. The first Contract Year begins on the Date of Issue and continues until the end of the period for which the 12th Monthly Deduction is made. Thereafter, Contract Years are successive periods during which 12 Monthly Deductions are made, each year beginning at the end of the prior Contract Year and continuing to the end of the period for which the 12th Monthly Deduction is made.

Debt.  All unpaid contract loans less any unearned interest.

Increase Year. An Increase Year begins on the effective date of each increase in Face Amount according to Section 5.3 and continues until the end of the period for which the 12th Monthly Deduction on or after the effective date of the increase is made. Thereafter, Increase Years are successive periods during which 12 Monthly Deductions are made, each year beginning at the end of the prior Increase Year and continuing to the end of the period for which the 12th Monthly Deduction is made.

Insured.  The person named as Insured on page 3.

Monthly Anniversary. The same day for months after issue as in the Date of Issue.

SEC.  Securities and Exchange Commission.

Valuation Day. Any day that the New York Stock Exchange is open for trading or there is sufficient trading in a Fund portfolio's securities to affect the Unit Value of the corresponding subaccount of the Variable Account.

Valuation Period. The period of time from the end of one Valuation Day to the end of the next Valuation Day.

We, Our, Us.  Lutheran Brotherhood Variable Insurance Products Company.

Written Notice. A written request signed by you and received by us at our Home Office in Minneapolis, Minnesota.

You, Your, Yours.  The owner of this contract.


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2. GENERAL PROVISIONS
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2.1  ENTIRE CONTRACT.  The entire contract consists of:

     1)  This contract including any attached riders or amendments; and

     2)  The Application attached to this contract.

2.2 CHANGE OF CONTRACT. No change in this contract is valid unless it is made in writing and signed by our President and Secretary.


V3-YC-VUL-7                           page 7

                                                 Contract Number:  V1234567

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2. GENERAL PROVISIONS                                         (continued)
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2.3  DEATH PROCEEDS.  If the Insured dies before Attained Age 100, the amount payable will be the sum, on the date of death, of:

     1)  The Death Benefit (see Section 5.1); and

     2) Any insurance on the Insured's life provided by Additional Benefits in this contract;

Less the sum of:

     3)  Any Debt; and

     4) The amount, if any, needed to cover Monthly Deductions through the month of death.

If the Insured dies at or after Attained Age 100, the amount payable will be the Cash Surrender Value on the date of death.

2.4 STATEMENTS IN THE APPLICATION. We will not use any statement to contest a claim or to have this contract declared invalid unless the statement is contained in the Application. All statements made in the Application are representations, not warranties.

2.5 INCONTESTABILITY. We will not contest the validity of this contract after it has been in force during the Insured's lifetime for two years from the Date of Issue except for any provisions granting benefits in the event of total disability.

If the Face Amount is increased according to Section S.3, this provision will apply to the increase from its effective date with regard to statements made in the application for the increase. This provision will apply from the date this contract is reinstated with regard to statements made in the application for reinstatement.

2.6 MISSTATEMENT OF AGE OR SEX. If the Insured's age or sex has been misstated, any contract values will be adjusted to the amounts that would have been provided based on the correct age and sex, using the ratio of the most recent Cost of Insurance Rates applied on this contract to the current rates based on the correct age and sex.

2.7 EXCLUSION: SUICIDE. If the Insured dies by suicide, while sane or insane, within two years after the Date of Issue, the Death Proceeds of this contract are limited to premiums paid less the sum of:

     1)  Any Debt; and

     2)  Any Partial Surrenders.

If the Insured dies by suicide, while sane or insane, within two years after the effective date of an increase in Face Amount according to Section 5.3, the Death Proceeds with respect to the increase are limited to the Cost of Insurance for the increase (see Section 7.2) plus the Initial Monthly Charge for Increases for the increase included in any Monthly Deduction(s) made.

2.8 EXEMPTIONS FROM CLAIMS OF CREDITORS. To the extent permitted by law, the proceeds of this contract and any payments under it will not be subject to the claims of creditors or to any legal proceedings.

2.9 DEFERMENT. Death Proceeds will normally be paid within 7 days after we receive at our Home Office due proof of the Insured's death and all other requirements necessary for us to make payment. The Cash Surrender Value, Partial Surrenders and contract loans will normally be paid within 7 days after we receive Written Notice of surrender or loan. However, we may defer payment of any loan or surrender and any portion of the Death Benefit in excess of the Face Amount while:

     1)  The New York Stock Exchange is closed for trading; or

     2) The SEC requires that trading be restricted or declares an emergency.

V3-YC-VUL-8                          page 8

                                                 Contract Number:   V1234567

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2.  GENERAL PROVISIONS                                          (continued)
----------------------------------------------------------------------------


2.10 RESERVATION OF RIGHTS. To the extent permitted or required by law (including SEC rules under the Investment Company Act of 1940), we reserve the right to eliminate or modify:

     1) The withdrawal rights provided in the Right to Cancel provision (page 1) and in Section 5.4; and

     2)  The exchange rights provided in Sections 10.1  and 10.2.

2.11 ANNUAL REPORT. We will mail you a statement of the value of this contract within 30 days after each Contract Anniversary. The report will show the Accumulated Value, Cash Surrender Value, Death Benefit, all payments and deductions since the last report and any outstanding Debt. Any further information required by law will also be given to you.


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3. OWNERSHIP AND BENEFICIARY
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3.1  OWNERSHIP. The Insured is the owner unless another owner is named in the Application. Ownership may be changed through assignment. While the Insured is living, the owner may exercise all rights set out in this contract.

3.2 ASSIGNMENT. You may assign this contract. We are not bound by the assignment unless it is in writing and filed at our Home Office. We are not responsible for the validity or effect of any assignment. Any Debt on this contract will have prior claim over any assignment.

3.3 BENEFICIARY. The beneficiary is named in the Application. You may change the beneficiary by giving Written Notice while the Insured is living. The change will become effective if:

     1)  We receive Written Notice; and

     2)  We acknowledge the change.

The effective date of the change will be the date the notice was signed. We will not be liable for any payment made or action taken by us before we receive the notice.

3.4 SUCCESSION OF BENEFICIARIES. You may designate one or more beneficiaries to receive the Death Proceeds. You will classify each beneficiary as primary or contingent. Upon the Insured's death, we will pay the Death Proceeds to the beneficiaries of the Insured as follows:

     1) Proceeds will be paid to the primary beneficiaries who are then alive;

     2) If no primary beneficiaries are living, proceeds will be paid to the surviving contingent beneficiaries;

     3) If no beneficiary survives, proceeds will be paid to the Insured's estate.

Other designations or successions of beneficiaries may be arranged with us.

3.5 SHARE OF PROCEEDS. Unless you specify otherwise, each beneficiary receiving proceeds will have an equal share in any Death Proceeds payable.


V3-YC-VUL-9                           page 9

                                                Contract Number:   V1234567

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4.  PREMIUMS AND REINSTATEMENT
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4.1  PREMIUM PAYMENTS.  The amount of the Planned Annual Premium is shown on page 3. The initial premium is due and payable on the Date of Issue.

Premiums may be paid at any time and in any amount before Attained Age 100, subject to Section 4.3 Cumulative Premium Limit. You may pay more or less than the Planned Annual Premium. However, except as provided in Section 4.6, to continue the contract in force on each Monthly Anniversary the Cash Surrender Value must be sufficient to cover the Monthly Deduction.

Premiums are payable at our Home Office. Upon request we will give you a receipt, signed by an officer of the company, for the premium paid.

4.2 NET PREMIUM. The Net Premium is the portion of each premium which is applied to the subaccounts of the Variable Account. The Net Premium is equal to the premium paid less the sum of:

     1)  The Percent of Premium Charge equal to 5% of the premium paid; and

     2) The Premium Processing Charge. We reserve the right to change the amount of this charge. However, the Premium Processing Charge will never exceed the maximum charge shown on page 4.

4.3 CUMULATIVE PREMIUM LIMIT. The Internal Revenue Code provides for exclusion of the Death Benefit from gross income. To qualify for the exclusion, total premium payments must not exceed the limit stated in the Code. The portion of any premiums paid in excess of that limit will be refunded to you.

4.4 PREMIUM BILLING. We will send premium billings based on the amount and frequency of premium payments which you request. You may change the amount and, subject to our published rules, the frequency or method of billing by giving Written Notice. If we do not receive any premium payments for 24 consecutive months, we will stop billings.

4.5 PREMIUM IN DEFAULT AND GRACE PERIOD. If the Death Benefit Guarantee is not in effect under Section 4.6, a premium is in default on a Monthly Anniversary if the Monthly Deduction to be made on that day would result in a Cash Surrender Value less than zero. Notice of the premium required to keep this contract in force will be mailed to you at the address last known to us. You will have a grace period of 61 days after the date we mail the notice in which to pay the premium required. This contract will remain in force during the grace period. Any accumulated value in the subaccounts for this contract will be transferred to the General Account until we receive the required premium.

If the required premium is paid within the grace period, any accumulated value for this contract in the General Account but not in the Loan Account will be transferred back to the subaccounts on the date we receive the premium and we will deduct any Monthly Deductions not made while a premium was in default. Otherwise, this contract will terminate without value at the end of the grace period.

4.6 DEATH BENEFIT GUARANTEE. The Death Benefit Guarantee protects against premium default due to investment experience. If, on a Monthly Anniversary:

     1)  The Death Benefit Guarantee Requirement is met; and

     2)  The Death Benefit Guarantee has not terminated;

then no premium will be in default even if the Monthly Deduction to be made on that day would result in a Cash Surrender Value less than zero. If the Monthly Deduction to be made on that day is greater than the Cash Surrender Value, the deduction made will not exceed the Accumulated Value less any Debt and we will pay the balance of the Monthly Deduction.

V3-YC-VUL-10                         page 10

                                                 Contract Number:   V1234567

----------------------------------------------------------------------------
4. PREMIUMS AND REINSTATEMENT                                    (continued)
----------------------------------------------------------------------------

4.6a Death Benefit Guarantee Requirement. On any Monthly Anniversary, the Death Benefit Guarantee Requirement is met if (1) is greater than or equal to (2) where:

   1)  Is the sum of:

       a)   Premiums paid; less

       b)   Any Partial Surrenders; and less

       c)   Any unpaid contract loans; and

   2) Is the sum of Death Benefit Guarantee Premiums from the Date of Issue through that Monthly Anniversary. For purposes of the Death Benefit Guarantee Requirement, the Death Benefit Guarantee Premium will be zero for any Monthly Anniversary that a premium is credited to this contract under a disability waiver benefit rider.

If the Death Benefit Guarantee Requirement is not met on a Monthly Anniversary but the Cash Surrender Value less any unearned interest is greater than or equal to the sum of Death Benefit Guarantee Premiums from the Date of Issue through that Monthly Anniversary, then the sum of premiums paid as used above will be deemed to increase to the amount necessary to meet the Death Benefit Guarantee Requirement.

When determining if the Death Benefit Guarantee Requirement is met, a portion of any Partial Surrender or contract loan may be excluded. The amount excluded is calculated on the date of the Partial Surrender or contract loan and is equal to the lesser of:

   1)  The amount of Partial Surrender or unpaid contract loan; and

   2) The excess, if any, of the Cash Surrender Value less unearned interest on any unpaid contract loans over the greater of (a) and (b) where:

       a) Is the sum of premiums paid less the amount of any Partial Surrenders and unpaid contract loans not previously excluded when determining if the Death Benefit Guarantee Requirement was met; and

       b) Is the sum of Death Benefit Guarantee Premiums from the Date of Issue through the Monthly Anniversary on or next after the date of Partial Surrender or contract loan.

4.6b Death Benefit Guarantee Premium. The Death Benefit Guarantee Premium on the Date of Issue is shown on page 3. If the Death Benefit Guarantee has not terminated, a new Death Benefit Guarantee Premium will be determined whenever:

   1)  The Death Benefit Option is changed;

   2) The Face Amount is increased or decreased (An increase in Face Amount may also result in a new Death Benefit Guarantee
       Termination Date.);

   3)  The Premium Class is changed; or

   4) Additional Benefits are increased, decreased, or added to or deleted from this contract.

The new Death Benefit Guarantee Premium and Termination Date will be shown on the supplemental contract schedule that we will mail to you.

4.6c Termination of Death Benefit Guarantee. The Death Benefit Guarantee will terminate on the earlier of:

   1) Any Monthly Anniversary that the Death Benefit Guarantee Requirement is not met; and

   2)  The Death Benefit Guarantee Termination Date shown on page 3.

In the event of termination under (1), we will mail to you at the address last known to us a notice of the premium needed to meet the Death Benefit Guarantee Requirement and reinstate the Death Benefit Guarantee. If this amount is not received at our Home Office within 31 days after the date we mail the notice, the Death Benefit Guarantee cannot be reinstated.


V3-YC-VUL-ll                        page 11

                                                Contract Number:   V1234567

----------------------------------------------------------------------------
4.  PREMIUMS AND REINSTATEMENT                                   (continued)
----------------------------------------------------------------------------

4.7 CONTINUATION OF INSURANCE COVERAGE. If you stop premium payments, this contract will remain in force until the earliest of:

   1)  The date of death of the Insured;

   2) The end of the grace period if the premium required to keep this contract in force has not been paid;

   3)  The date you surrender this contract; and

   4)  The date this contract terminates from excess loan under Section 8.5.


4.8 REINSTATEMENT. This contract may be reinstated within five years after the end of the grace period unless it has been surrendered. To reinstate we require:

   1)  Evidence of insurability which meets our standards;

   2) Payment to cover the Monthly Deductions that were not made during the grace period;

   3) Payment of an amount to keep this contract in force for at least two months, based on unit values on the date of reinstatement; and

   4) Payment or reinstatement of all Debt existing at the end of the grace period.

The effective date of a reinstatement is the date the application for reinstatement is approved by us. The Accumulated Value on that date will be the sum of:

   1) The accumulated values for this contract which were transferred to the General Account at the time of premium default (see Section 4.5);

   2)  Any accumulated value for this contract in the Loan Account; and

   3)  The accumulated values provided by the payment made to reinstate;

Less the sum of:

   4)  Monthly Deductions that were not made during the grace period; and

   5)  The Monthly Deduction made on the date of reinstatement.

The Decrease Charge on the date of reinstatement will be equal to the Decrease Charge at the end of the grace period when this contract terminated. Section 2.5 Incontestability will apply from the date the contract is reinstated with regard to statements made in the application for reinstatement. Death Benefit Guarantee cannot be reinstated under this provision.

V3-YC-VUL-12                        page 12

                                                  Contract Number:  V1234567

----------------------------------------------------------------------------
5. INSURANCE COVERAGE
----------------------------------------------------------------------------

5.1 DEATH BENEFIT. The Death Benefit payable as part of the Death Proceeds is determined as follows:

   1)   Option A. The Death Benefit on any day is the greater of:

        a)  The sum of the Face Amount and the Accumulated Value; and

        b) The Accumulated Value multiplied by the Factor for the Attained Age on that day (see Table of Factors).

   2)  Option B. The Death Benefit on any day is the greater of:

       a)  The Face Amount; and

       b) The Accumulated Value multiplied by the Factor for the Attained Age on that day (see Table of Factors).

The Death Benefit Option at issue of this contract is shown on page 3.

               TABLE OF FACTORS

Attained                 Attained
   Age       Factor        Age         Factor

40 or less    2.50          61          1.28
41            2.43          62          1.26
42            2.36          63          1.24
43            2.29          64          1.22
44            2.22          65          1.20
45            2.15          66          1.19
46            2.09          67          1.18
47            2.03          68          1.17
48            1.97          69          1.16
49            1.91          70          1.15
50            1.85          71          1.13
51            1.78          72          1.11
52            1.71          73          1.09
53            1.64          74          1.07
54            1.57       75 to 90       1.05
55            1.50          91          1.04
56            1.46          92          1.03
57            1.42          93          1.02
58            1.38          94          1.01
59            1.34       95 to 99       1.00
60            1.30

5.2 CHANGE OF DEATH BENEFIT OPTION. You may change the Death Benefit Option at any time except when the Death Benefit is a multiple of the Accumulated Value according to Section 5.1(1)(b) or 5.1(2)(b). The change is subject to the following:

   1)  You must give Written Notice.

   2) If you change from Option B to Option A, the Death Benefit will not change and the Face Amount will be decreased by the Accumulated Value on the effective date of the change. The decrease in Face Amount will be applied in the order specified in Section 5.5(2). However, this change may not be made if it would reduce the Face Amount to less than $5,000.

   3) If you change from Option A to Option B, the Face Amount will not change and the Death Benefit will be decreased by the Accumulated Value on the effective date of the change.

   4) The change may not be made if it would cause total premium payments already made to exceed the Cumulative Premium Limit of the Internal Revenue Code.

   5) A new Death Benefit Guarantee Premium will be determined if the Death Benefit Guarantee is in effect on the effective date of the change.

   6) The effective date of the change will be the Monthly Anniversary on or next after the date we receive Written Notice. The new Death Benefit Option will be shown on the supplemental contract schedule that we will mail to you.

V3-YC-VUL-13                         page 13

                                                 Contract Number:  V1234567

----------------------------------------------------------------------------
5.  INSURANCE COVERAGE (continued)
----------------------------------------------------------------------------

5.3 INCREASE IN FACE AMOUNT. You may increase the Face Amount any time before the Contract Anniversary on or next after the Insured's 85th birthday. The increase is subject to the following:

   1)  You must make written application to us at our Home Office.

   2)  We will require evidence of insurability which meets our standards.

   3)  The increase must be at least $25,000.

   4) The Cash Surrender Value must be sufficient to cover the Monthly Deduction on the effective date of the increase (unless the Death Benefit Guarantee is in force).

   5) The Initial Monthly Charge for Increases (see Section 7.1(3)) will be charged on the effective date of the increase and then on each Monthly Anniversary until 180 charges have been made.

   6) A new schedule of Decrease Charges will apply to the increase in Face Amount.

   7) A new Death Benefit Guarantee Premium will be determined if the Death Benefit Guarantee is in effect on the effective date of the increase.

   8) The effective date of the increase will be the date shown on the supplemental contract schedule that we will mail to you.

Section 2.5 Incontestability will apply to the increase from its effective date with regard to statements made in the application for the increase in Face Amount. Section 2.7 Exclusion: Suicide will apply to the increase from its effective date.

5.4 RIGHT TO CANCEL INCREASE IN FACE AMOUNT. You may cancel any increase in Face Amount by notifying your representative or giving Written Notice before the latest of:

   1) 10 days after you receive the supplemental contract schedule showing the increase;

   2) 45 days after you complete the application for the increase in Face Amount; and

   3) 10 days after a notice of withdrawal right is mailed or delivered to you.

If you cancel any increase in Face Amount under this provision, the portion of any Monthly Deduction(s) made which is due to the increase will be applied as a Net Premium or, if you request, be refunded to you.


V3-YC-VUL-14                          page 14

                                                  Contract Number:  V1234567

----------------------------------------------------------------------------
5. INSURANCE COVERAGE
----------------------------------------------------------------------------

5.5 DECREASE IN FACE AMOUNT. You may decrease the Face Amount at any time before the Insured's Attained Age 100. The decrease is subject to the following:

   1)  You must give Written Notice.

   2) The decrease and Decrease Charge (see Section 7.3) will be applied, in successive order, against:

       a)  The most recent increase in Face Amount;

       b)  The next most recent increase(s); then

       c)  The Initial Face Amount.

   3) The decrease may not be made if the Accumulated Value less Debt on the effective date of the decrease is less than the Decrease Charge for the decrease.

   4) The Face Amount after the decrease must not be less than the minimum required. For issue ages zero to 17, that minimum is $25,000. For all other issue ages, that minimum is $50,000 for decreases made before the Insured's Attained Age 50 and $25,000 for decreases made on or after Attained Age 50.

   5) The decrease may not be made if it would cause total premium payments already made to exceed the Cumulative Premium Limit of the Internal Revenue Code.

   6) A new Death Benefit Guarantee Premium will be determined if the Death Benefit Guarantee is in effect on the effective date of the decrease.

   7) The effective date of the decrease will be the Monthly Anniversary on or next after the date we receive Written Notice. That date will be shown on the supplemental contract schedule that we will mail to you.


----------------------------------------------------------------------------
6. ACCUMULATED VALUE AND SURRENDER PROVISIONS
----------------------------------------------------------------------------

6.1 ACCUMULATED VALUE. On the Contract Date, the Accumulated Value is equal to the Net Premium(s) received plus any interest earned on premiums for this contract held in the General Account less the Monthly Deduction(s) made on that date. On any later date that this contract is not in the grace period, the Accumulated Value of this contract is the sum of the accumulated values for this contract in the subaccounts and the Loan Account (see Section 8.3). The accumulated value in any subaccount on a Valuation Day is equal to:

   1) The number of units for this contract in that subaccount (see Section 9.5); multiplied by

   2)  The unit value for that subaccount (see Section 9.6).

The accumulated value in the Loan Account on any date is the sum of:

   1) Any Debt;

   2) Any interest on loans on this contract payable in advance to the next Contract Anniversary, provided that interest has not been applied to pay any Monthly Deductions; and

   3)  Any interest accrued in the Loan Account on loans on this contract.

The accumulated value for any day that is not a Valuation Day will be determined on the next Valuation Day. During the grace period, the Accumulated Value of this contract is equal to the sum of any accumulated value for this contract transferred to the General Account at the time of premium default plus any accumulated value for this contract in the Loan Account.

V3-YC-VUL-15                          page 15

                                                 Contract Number: V1234567

---------------------------------------------------------------------------
6. ACCUMULATED VALUE AND SURRENDER PROVISIONS                   (continued)
---------------------------------------------------------------------------

6.2 FULL SURRENDER. You may surrender this contract for its Cash Surrender Value by giving Written Notice while the Insured is living. The surrender will be effective on the later of:

   1)  The date we receive Written Notice; and

   2)  The date you specify.

If surrender is effective on a Monthly Anniversary, the Accumulated Value is determined without regard to the Monthly Deduction on that date. Insurance coverage ceases on the effective date of the surrender.

6.3 CASH SURRENDER VALUE. The Cash Surrender Value on any date is equal to the Accumulated Value less the sum of:

   1)  Any Debt;

   2)  The amount, if any, needed to cover unpaid Monthly Deductions; and

   3) The Decrease Charges, if any, applied on that date to the Face Amount and to any prior decreases in Face Amount (for which Decrease Charges were not previously made) due to Partial Surrender or change of Death Benefit Option.

6.4 PARTIAL SURRENDER. You may surrender a portion of the Accumulated Value by giving Written Notice while the Insured is living. The Partial Surrender includes the Partial Surrender Charge shown on page 4.

A Partial Surrender:

   1)  Must be at least $500;

   2) Will reduce the Accumulated Value by the amount of the Partial Surrender. The reduction will be applied against each subaccount of the Variable Account according to the ratio for this contract of the accumulated value in the subaccount to the sum of the accumulated values in all the subaccounts. With our approval, you may choose other allocations to the subaccounts;

   3)  Must not reduce the remaining Cash Surrender Value to less than $500;

   4) If the Death Benefit Option is B, will affect the Face Amount as follows:

       a) If the Death Benefit on the effective date of the Partial Surrender is equal to the Face Amount, then the surrender will reduce the Face Amount by the amount of the Partial Surrender.

       b) If the Death Benefit on the effective date of the Partial Surrender is a multiple of the Accumulated Value according to
           Section 5.1(2)(b), then the Face Amount will be reduced only if, on that day, the amount of the surrender multiplied by the Factor for the Attained Age on that day (see Table of Factors on page
           13) exceeds the Death Benefit minus the Face Amount. In that case, the Face Amount will be reduced by:

           i)  The amount of the Partial Surrender; less

           ii) The Death Benefit less the Face Amount prior to the surrender, divided by the Factor applied.

       Any decrease in Face Amount will be applied in the order specified in Section 5.S(2). The Face Amount may not be reduced to less than $5,000. Decrease Charges are not applied at the time of Partial Surrender; and

   5)  Will be effective on the date we receive Written Notice.

A Partial Surrender may cause the Death Benefit Guarantee to terminate.


V3-YC-VUL-16                       page 16

                                                  Contract Number:  V1234567

----------------------------------------------------------------------------
7. MONTHLY DEDUCTION
----------------------------------------------------------------------------

7.1 MONTHLY DEDUCTION. The Monthly Deduction is made on the Contract Date and on each subsequent Monthly Anniversary prior to the Insured's Attained Age 100. If any Monthly Anniversary occurs prior to the Contract Date, the deduction(s) for such day(s) will also be made on the Contract Date. The Monthly Deduction made from the subaccounts of the Variable Account is the sum of:

   1)  The monthly Cost of Insurance (see Section 7.2);

   2)  The monthly Administrative Charge. This charge is the sum of:

       a)  The Basic Monthly Charge of $10.00; and

       b) Any Initial Monthly Charge. This is a charge per $1,000 of Initial Face Amount. However, if the Initial Face Amount is decreased according to Section 5.5, the charge will be based on the Face Amount remaining after the decrease. The charge is made on the Contract Date and then on each Monthly Anniversary until 180 charges have been made. The charge per $1,000 is shown on page 4;

   3) Any Initial Monthly Charge for Increases. This is a charge per $1,000 of increase in Face Amount. However, if the increased Face Amount is later decreased according to Section 5.5, the charge will be based on the amount of the increased Face Amount remaining after the decrease. The charge is made on the effective date of each increase according to Section 5.3 and then on each Monthly Anniversary until 180 charges have been made. The charge is based on Attained Age on the date of the increase. The charge per $1,000 is shown on page 5;

   4) Any Decrease Charge which results from a requested decrease in Face Amount according to Section 5.5; and

   5)  The monthly cost of any Additional Benefits.

However, if the Monthly Deduction is greater than the Cash Surrender Value and the requirements of the Death Benefit Guarantee are met, the deduction made will not exceed the Accumulated Value less any Debt. We will pay the balance of the Monthly Deduction.

The Monthly Deduction is taken from each subaccount according to the ratio for this contract of the accumulated value in the subaccount to the sum of the accumulated values in all the subaccounts. With our approval, you may choose other allocations of the Monthly Deduction.

7.2 COST OF INSURANCE. The Cost of Insurance is determined on the Contract Date and on each Monthly Anniversary. It is equal to the Cost of Insurance Rate multiplied by the Risk Amount divided by 1,000.

7.2a Cost of Insurance Rate. We will determine the Cost of Insurance Rate monthly. The rate is based on the Insured's Premium Class, sex, Issue Age, Face Amount and Attained Age.

The Premium Class for the Initial Face Amount is shown on page 3. The Premium Class for any increase in Face Amount according to Section 5.3 will be determined on the effective date of the increase. If the Death Benefit is a multiple of the Accumulated Value according to Section 5.1(1)(b) or 5.1(2)(b), the Premium Class of the resulting increase in Death Benefit will be the Premium Class shown on page 3. The Cost of Insurance Rate for the Initial Face Amount and for any increase in Face Amount with the same Premium Class as shown on page 3 will not exceed the rates shown on page 5. However, for any Face Amount with a rated Premium Class, the maximum cost is increased in one or both of the following ways as specified on page 5:

   1) The maximum Cost of Insurance Rate is multiplied by a percentage rating.

   2)  An extra monthly amount is added to the Cost of Insurance.

We may charge less than the maximum rate. Any change in Cost of Insurance Rates will be based on the Initial Face Amount and any requested increases in Face Amount and will apply to all insureds of the same Premium Class, sex, Issue Age and attained age.
V3-YC-VUL-17                     page 17

                                                Contract Number:  V1234567

---------------------------------------------------------------------------
7. MONTHLY DEDUCTION                                           (continued)
---------------------------------------------------------------------------

7.2b Risk Amount. The Risk Amount is equal to:

   1)  The Death Benefit divided by 1.0040741;

Less

   2) The Accumulated Value (before the Cost of Insurance and the cost of the disability waiver benefit, if any, is deducted).

If the Death Benefit Option is B and the Initial Face Amount has been increased, the Accumulated Value will be considered part of the Initial Face Amount. If the Accumulated Value is greater than the Initial Face Amount, the excess will be considered to be part of successive increases in Face Amount starting with the first increase.

7.3  DECREASE CHARGE. The Decrease Charge is charged on:

   1) The effective date of each decrease in Face Amount you make according to Section 5.5; and

   2)  Termination of this contract other than by death.

The Decrease Charge is applied as in Section 5.5(2).

If the Initial Face Amount is decreased, the Decrease Charge is the product of:

   1)  The ratio of the decrease in Face Amount to the Initial Face Amount;
       and

   2)  The sum of:

       a)  The Deferred Administrative Charge; and

       b)  The lesser of:

           i)  The Maximum Contingent Deferred Sales Charge; and

          ii)  25% of premiums paid in the first Contract Year.

The Deferred Administrative Charge and the Maximum Contingent Deferred Sales Charge are shown on page 4.

If an increase in Face Amount is decreased, the Decrease Charge is the product of:

   1) The ratio of the amount of the increase being decreased to the initial amount of the increase in Face Amount; and

   2)  The sum of:

       a)  The Deferred Administrative Charge for the increase in Face
           Amount; and

       b)  The lesser of:

           i) The Maximum Contingent Deferred Sales Charge for the increase in Face Amount; and

          ii) 25% of the premium attributable to the increase in Face Amount which is decreased (see Section 7.4).

For any increase in Face Amount, the Deferred Administrative Charge and the Maximum Contingent Deferred Sales Charge will be shown on supplemental schedule pages that we will mail to you.

7.4 ATTRIBUTABLE PREMIUM. For purposes of the Contingent Deferred Sales Charge, the premium attributable to an increase in Face Amount is equal to
(1) multiplied by (2 + 3) where:

   1) Is the ratio of the increase in Face Amount to the total Face Amount including that increase;

   2)  Is the Cash Surrender Value on the effective date of the increase;
       and

   3) Is premiums paid during the Increase Year which begins on the effective date of the increase.

V3-YC-VUL-18                         page 18

                                                 Contract Number:  V1234567

---------------------------------------------------------------------------
8. LOANS
---------------------------------------------------------------------------

8.1 CONTRACT LOANS. After the Contract Date, you may obtain a loan from us with this contract as sole security if:

   1)  You give Written Notice;

   2) The loan with interest does not increase the total loan to more than 90% of the excess of the Accumulated Value over any Decrease Charge on the date of the loan.

Accumulated value equal to the amount of the loan will be transferred from the subaccounts to the Loan Account. The amount taken from each subaccount will be according to the ratio for this contract of the accumulated value in the subaccount to the sum of the accumulated values in all the subaccounts. With our approval, you may choose other allocations from the subaccounts. Contract loans may cause the Death Benefit Guarantee to terminate.

8.2 LOAN INTEREST. The loan interest rate is 7.4% per year. Interest on any loan will be charged at that rate. It is payable in advance on the date of the loan and on each Contract Anniversary. Interest is computed to the next Contract Anniversary. If interest is not paid when due, it will be added to the loan and bear interest at the same rate. If death or full surrender occurs before the next Contract Anniversary, unearned interest will be added to the proceeds payable.

8.3 LOAN ACCOUNT. The Loan Account is an account of the company. Assets from the Variable Account are transferred to the Loan Account in amounts equal to contract loans on this and similar contracts.

Interest will be credited to this account at the rate of 0.48676% per month. This is an effective rate of 6.0% per year. Loans on this contract will be credited with interest while this contract is in force. Interest credited will be transferred to the subaccounts on each Monthly Anniversary and on the date the entire Debt is repaid in full. The amount transferred to each subaccount will be according to the ratio for this contract of the accumulated value in the subaccount to the sum of the accumulated values in all the subaccounts.

8.4 REPAYMENT OF DEBT. All or part of the Debt may be repaid at any time while the Insured is living. Each repayment must be at least $25. If there is a loan on this contract, you must notify us if a payment to us is a premium payment. Otherwise, it will be considered a repayment of Debt. No charges are deducted from Debt repayments. Repayments of Debt, and any unearned loan interest that was paid in advance on that portion of the Debt, will be deducted from the Loan Account and transferred to each subaccount of the Variable Account according to the ratio for this contract of the accumulated value in the subaccount to the sum of the accumulated values in all the subaccounts at the time of repayment or, if that sum is zero, according to the Premium Allocation Percentages. With our approval, you may choose other allocations to the subaccounts. Upon death or full surrender any Debt will be deducted from the proceeds.

8.5 TERMINATION FROM EXCESS LOAN. If the Death Benefit Guarantee is not in force, this contract will terminate when:

   1) The Debt exceeds the Accumulated Value less the Decrease Charge applied to the Face Amount and to any decreases in Face Amount (for which Decrease Charges were not previously made) due to Partial Surrender or change of Death Benefit Option; and

   2) Sixty-one days have elapsed since we mailed a notice to you at the address last known to US.

V3-YC-VUL-19                      page 19

                                                Contract Number: V1234567

-------------------------------------------------------------------------
9.  VARIABLE ACCOUNT AND UNIT VALUE
-------------------------------------------------------------------------

9.1 VARIABLE ACCOUNT. We have established the Variable Account shown on page 6 as a separate investment account according to Minnesota laws. The Variable Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940.

The Variable Account has subaccounts which invest in shares of the LB Series Fund, Inc. (the Fund). The Fund is registered with the SEC under the Investment Company Act of 1940 as a diversified open-end management investment company. Each subaccount purchases shares in a specified portfolio of the Fund. Amounts allocated to each subaccount buy shares of the portfolio for that subaccount at net asset value. The portfolios and subaccounts are shown on page 6. We may add additional subaccounts to invest in a new portfolio of the Fund or in a different investment company.

We own the assets of the Variable Account. Assets equal to the reserves and other liabilities of the Variable Account may not be charged with liabilities from any other business we conduct. However, we may transfer assets of the Variable Account in excess of account reserves and liabilities to our General Account.

Income and realized and unrealized gains and losses from each subaccount of the Variable Account are credited to or charged against that subaccount. The value of the assets in the Variable Account is determined at the end of each Valuation Day.

9.2 GENERAL ACCOUNT. The General Account includes all assets we own that are not in the Variable Account. The Loan Account and reserves for the Death Benefit Guarantee are maintained in the General Account.

9.3 ALLOCATION OF NET PREMIUMS. Any premiums received before the Contract Date are applied entirely to the General Account. On the Contract Date, the amount in that account equal to the premium payments received will be applied as a premium payment. Any balance remaining for this contract will be applied as a Net Premium on that date. After the Contract Date, payments are applied on the date we receive them.

Each Net Premium will be applied to the subaccounts of the Variable Account according to the premium allocation percentages for this contract. The initial premium allocation percentages are specified in the Application.

You may change these premium allocation percentages by giving Written Notice. The change will be effective for each premium received with or after your notice. The sum of the premium allocation percentages must be 100%, and each premium allocation percentage must be a whole number not more than 100%. We reserve the right to adjust your allocation to eliminate fractional percentages.

9.4 TRANSFERS AMONG SUBACCOUNTS. You may transfer some or all of the accumulated values among the subaccounts of the Variable Account. You do this by giving Written Notice. The transfer of accumulated value is subject to the following:

   1)  The total amount transferred cannot be less than the smaller of:

       a)  $500; and

       b) The accumulated value in the subaccount(s) from which the transfer is being made.

   2) The transfer will occur at the end of the day on which we receive Written Notice.

We may defer making transfers subject to the same conditions as in Section
2.9 Deferment.

V3-YC-VUL-20                         page 20

                                                  Contract Number: V1234567

----------------------------------------------------------------------------
VARIABLE ACCOUNT AND UNIT VALUE                                 (continued)
----------------------------------------------------------------------------

9.5 NUMBER OF UNITS. On the Contract Date, the number of units for this contract in any subaccount is equal to:

   1) The accumulated value for this contract in that subaccount; divided by

   2)  The unit value for that subaccount.

The number of units for this contract in any subaccount may increase or decrease at the end of each Valuation Period. The number of units increases when, during the period:

   1)  Net Premiums are allocated to the subaccount;

   2) Accumulated value is transferred to the subaccount from another subaccount or from the General Account;

   3)  Repayments of Debt are transferred to the subaccount; or

   4)  Interest is transferred from the Loan Account to the subaccount.

The number of units decreases when, during the Valuation Period:

   1)  Monthly Deductions are taken from the subaccount;

   2) Accumulated value is transferred from the subaccount to another subaccount or to the General Account;

   3)  Partial Surrenders are applied against the subaccount;  or

   4)  Contract loans are transferred from the subaccount.

The increase or decrease in the number of units for this contract in any subaccount is equal to:

   1) The dollar amount allocated or transferred to or from that subaccount; divided by

   2) The unit value for that subaccount at the end of the Valuation Period during which the amounts are allocated or transferred.

9.6 UNIT VALUE. The unit value for a subaccount is equal to (1) divided by
(2) where:

   1)  Is the sum of:

       a) The net asset value of the corresponding portfolio of the subaccount at the end of the current Valuation Period; plus

       b) The amount of any dividend or capital gain distribution made by the portfolio if the "ex-dividend" date occurs during the Valuation Period; plus or minus

       c) A charge or credit for any taxes reserved for which we determine to be a result of the investment operation of the portfolio;

Less

       d) The risk charge we deduct for each day in the Valuation Period. This charge for mortality and expense risks is guaranteed not to exceed, on an annual basis, 0.75% of the daily value of the subaccount.

   2)  Is the number of units of that subaccount for all contracts.

Unit values are determined at the end of each Valuation Day before the transfer or allocation of any amounts to or from the subaccounts. The unit values may increase or decrease on each Valuation Day.


V3-YC-VUL-21                         page 21

                                                 Contract Number:  V1234567

----------------------------------------------------------------------------
9.  VARIABLE ACCOUNT AND UNIT VALUE                             (continued)
----------------------------------------------------------------------------

9.7 CHANGE OF INVESTMENT POLICY. The investment policy for the Variable Account is described on page 6. We may change the investment policy of the Variable Account with the approval of the insurance supervisory officials of the State of Minnesota. We will notify you if there is a material change in investment policy.

9.8 CHANGE OF PORTFOLIO. We may determine that a portfolio has become unsuitable for investment by a subaccount or shares of a portfolio may cease to be available for investment. In such event, we may substitute another portfolio of the investment company or invest in a different investment company. This change would not be made unless approved by:

   1)  The SEC; and

   2) If required, the insurance supervisory officials in the state where this contract is delivered.


----------------------------------------------------------------------------
10.  EXCHANGE OF CONTRACT
----------------------------------------------------------------------------

10.1 EXCHANGE PRIVILEGE. Within 24 months after the Date of Issue, you may exchange this contract for any fixed benefit permanent life insurance contract issued by Lutheran Brotherhood. The new contract will be on the Insured's life with no evidence of insurability required. The exchange is subject to the following:

   1) You must make written application to us at our Home Office and surrender this contract.

   2)  The exchange must be made while this contract is in force.

   3)  No premium may be in default at the time of the exchange.

   4) The issue age and date of issue of the new contract are the same as the issue age and Date of Issue for this contract. Premiums will be based on rates in effect on the Date of Issue.

   5) The new contract will have its own Incontestability and Suicide provisions measured from the date of issue. As used in these provisions, the date of issue will be this contract's Date of Issue.

   6) The new contract will be issued in the same Premium Class as the Initial Face Amount for this contract. The Premium Class for amounts in excess of the Initial Face Amount will be according to Section 10.2(6). If this contract has an exclusion rider, the new contract will also have such an exclusion rider.

   7)  The new contract will have, at your election, either:

       a) A death benefit equal to the Death Benefit of this contract on the effective date of the exchange; or

       b) A net amount at risk equal to the Death Benefit of this contract on the effective date of the exchange less the Accumulated Value on that date.

   8)  The new contract may include a disability waiver benefit rider if:

       a)  This contract has a disability waiver benefit rider;

       b) Exchange is made before the Contract Anniversary after the Insured's 65th birthday; and

       c)  The new contract has premiums payable to at least age 85.

       No other additional benefits will be allowed on the new contract unless evidence of insurability which meets our standards is provided.


   9)  Any outstanding Debt on this contract must be repaid.

  10) The effective date of the exchange will be the date we receive this contract and your written application.

V3-YC-VUL-22                       page 22

                                                Contract Number:  V1234567

---------------------------------------------------------------------------
10. EXCHANGE OF CONTRACT
---------------------------------------------------------------------------

10.2 EXCHANGE OF INCREASE IN FACE AMOUNT. Within 24 months after the effective date of any increase in Face Amount according to Section 5.3, you may exchange the increase in Face Amount for any fixed benefit permanent life insurance contract issued by Lutheran Brotherhood. The new contract will be on the Insured's life with no evidence of insurability required. The exchange is subject to the following:

   1)  You must make written application to us at our Home Office.

   2)  The exchange must be made while this contract is in force.

   3)  No premium may be in default at the time of the exchange.

   4) The issue age and date of issue of the new contract are the same as the attained age and effective date for the increase in Face Amount. Premiums will be based on rates in effect on the effective date of the increase.

   5) The new contract will have its own Incontestability and Suicide provisions measured from the date of issue. As used in these provisions, the date of issue will be the effective date of the increase.

   6) The new contract will be issued in the same Premium Class as the increase in Face Amount. If this contract has an exclusion rider, the new contract will also have such an exclusion rider.

   7)  The new contract will have, at your election, either:

       a)  A death benefit equal to the amount of the increase in Face
           Amount; or

       b) A net amount at risk equal to the increase in Face Amount less the Accumulated Value of this contract on the effective date of the exchange which is considered to be part of the increase in Face Amount (see Section 7.2b).

   8)  The new contract may include a disability waiver benefit rider if:

       a)  This contract has a disability waiver benefit rider;

       b) Exchange is made before the Contract Anniversary after the Insured's 65th birthday; and

       c)  The new contract has premiums payable to at least age 85.

       No other additional benefits will be allowed on the new contract unless evidence of insurability which meets our standards is provided.

   9) The effective date of the exchange will be the date we receive your written application.

10.3 CASH ADJUSTMENT ON EXCHANGE. Upon exchange, a cash adjustment may be necessary to reflect differences between the accumulated values of this contract and the new contract. The adjustment will be determined as of the date we receive at our Home Office your written application for exchange. If the cash adjustment is to be paid to you, we will make the payment when the new contract is issued. If the adjustment is to be paid by you to us, we will mail you notice of the amount due. If this amount is not paid within 31 days of the date we mail the notice, the exchanged coverage will terminate.


----------------------------------------------------------------------------
11. SETTLEMENT PROVISIONS
----------------------------------------------------------------------------

11.1 PAYMENT OF PROCEEDS. Proceeds from death or surrender are payable in a lump sum unless otherwise provided. On Death Proceeds, we will pay interest at the rate payable in Option I Interest Income or, if greater, the rate required by law. Interest is payable from the date of death until the date of settlement. Instead of a lump sum, proceeds of $2,000 or more may be paid under any settlement option in Section 11.2 by means of a supplementary contract which we will issue.

11.2 OPTIONAL PLANS OF SETTLEMENT. Proceeds payable under a settlement option may be paid under one or more of the following options.

Option 1 - Interest Income. The proceeds may be left on deposit. We will pay interest at a rate not less than 3% per year. These proceeds may be withdrawn upon request.


V3-YC-VUL-23                          page 23

                                               Contract Number:  V1234567

---------------------------------------------------------------------------
11. SETTLEMENT PROVISIONS                                       (continued)
---------------------------------------------------------------------------

Option 2 - Income of a Fixed Amount. We will pay an income of a fixed amount at agreed upon intervals. The total income per year must be at least 6% of the proceeds applied under this option. Interest will be credited on the unpaid balance at a rate not less than 3 1/2% per year. Income will be paid until the proceeds and interest are paid in full.

Option 3 - Income For a Fixed Period. We will pay an income for a fixed number of years, not to exceed 30. Interest will be credited on the unpaid balance at a rate not less than 3 1/2% per year. The income will not be less than the amount shown in the table for this option below.

Option 4 - Life Income with Guaranteed Period. We will pay an income for the lifetime of the payee. A guaranteed period of 10 or 20 years may be elected. If the payee dies during the guaranteed period, payments will be continued to the end of the period and will be paid to the payee's beneficiary. After the first payment is made, this option may not be revoked or changed.

The income will not be less than the amount determined from the tables for this option on page 25, based on the sex and adjusted age of the payee on the date the first payment is due. Adjusted age is the age last birthday decreased by the adjustment shown below:

           Year of First        Age
             Payment         Adjustment

            1990-1999            0
            2000-2009            1
            2010-2019            2
            2020-2029            3
            2030-2039            4
            2040-2049            5

* For each succeeding decade, the age adjustment continues to increase by 1.

Option 5 - Other Options. The proceeds may be paid under any other settlement option agreeable to us.

11.3 ELECTION OF AN OPTION. You may elect an option by Written Notice during the Insured's lifetime. The option must be elected before proceeds become payable. Assignees and third-party owners may elect an option only with our consent. Election of Option 4 may be made only if the payee is a natural person who is the Insured or a beneficiary.

If Death Proceeds are payable, the beneficiary may elect a settlement option provided that:

   1) The manner of settlement has not been restricted before the Insured's death; and

   2)  The Death Proceeds have not been paid.

Election of an option is subject to these conditions:

   1)  Payments must not be less than $50;

   2) Payments are made only at annual, semiannual, quarterly or monthly intervals; and

   3) The first payment, except under Option 1 Interest Income, is payable as of the date the option becomes effective. Under Option 1, interest is payable at the end of the first payment interval.

If the beneficiary does not receive Death Proceeds or elect a settlement option by the date one year after we receive proof of the Insured's death, Death Proceeds will then be calculated and applied under Option I - Interest Income.




                                     OPTION 3
            Guaranteed Monthly Payments for Each $1,000 of Proceeds


Years     Monthly   Years     Monthly   Years     Monthly   Years     Monthly   Years     Monthly
Payable   Payment   Payable   Payment   Payable   Payment   Payable   Payment   Payable   Payment

  1         84.65     7        13.37      13       7.93      19        5.96       25        4.96
  2         43.05     8        11.89      14       7.48      20        5.75       26        4.84
  3         29.19     9        10.75      15       7.10      21        5.56       27        4.73
  4         22.26     10        9.83      16       6.76      22        5.39       28        4.62
  5         18.11     11        9.08      17       6.46      23        5.23       29        4.53
  6         15.34     12        8.46      18       6.20      24        5.09       30        4.44

                Annual, Semiannual or Quarterly payments are 11.813, 5.957 and 2.991 respectively, times the Monthly payments.


V3-YC-VUL-24                         page  24

                                                  Contract Number:  V1234567

                                     OPTION 4

                      Male Payee - Monthly Life Income

             GUARANTEED MONTHLY LIFE INCOME FOR EACH $1,000 OF PROCEEDS


 Adjusted        Payments    Payments     Adjusted       Payments     Payments
Age of Payee   Guaranteed   Guaranteed   Age of Payee   Guaranteed   Guaranteed
on Date of        for           for       on Date of        for         for
First Payment   10 years     20 years    First Payment   10 years     20 years

   40             3.86         3.82           65           5.80         5.16
   45             4.09         4.02           66           5-94         5.22
   50             4.38         4.26           67           6.08         5.28
                                              68           6.23         5.33
   55             4.74         4.54           69           6.38         5.38
   60             5.20         4.85           70           6.54         5.43
   61             5.31         4.91           71           6.71         5.48
   62             5.42         4.97           72           6.87         5.52
   63             5.54         5.04           73           7.05         5.55
   64             5.67         5.10           74           7.22         5.59


 Adjusted        Payments    Payments
Age of Payee   Guaranteed   Guaranteed
on Date of        for           for
First Payment   10 years     20 years

   75             7.40         5.62
   76             7.57         5.64
   77             7.75         5.65
   78             7.92         5.65
   79             8.09         5.65
   80             8.26         5.65
   85             8.97         5.65
   90             9.46         5.65
   95             9.72         5.65



                          Female Payee - Monthly Life Income
                GUARANTEED MONTHLY LIFE INCOME FOR EACH $1,000 OF PROCEEDS


 Adjusted        Payments    Payments     Adjusted       Payments     Payments
Age of Payee   Guaranteed   Guaranteed   Age of Payee   Guaranteed   Guaranteed
on Date of        for           for       on Date of        for         for
First Payment   10 years     20 years    First Payment   10 years     20 years

   40             3.65         3.64          65            5.25        4.91
   45             3.84         3.81          66            5.37        4.98
                                             67            5.50        5.05
   50             4.07         4.01          68            5.63        5.12
   55             4.36         4.27          69            5.77        5.19
   60             4.75         4.57          70            5.91        5.25
   61             4.84         4.64          71            6.07        5.32
   62             4.93         4.70          72            6.23        5.37
   63             5.03         4.77          73            6.40        5.43
   64             5.14         4.84          74            6.58        5.48


 Adjusted        Payments    Payments
Age of Payee   Guaranteed   Guaranteed
on Date of        for           for
First Payment   10 years     20 years

    75            6.76         5.52
    76            6.95         5.57
    77            7.14         5.60
    78            7.34         5.63
    79            7.54         5.65
    80            7.74         5.65
    85            8.67         5.65
    90            9.32         5.65
    95            9.66         5.65


V3-YC-VUL-25                         page 25

[logo]

LUTHERAN BROTHERHOOD
VARIABLE INSURANCE
PRODUCTS COMPANY
A stock Life Insurance Company                              FLEXIBLE PREMIUM
Minneapolis, Minnesota  55415                        VARIABLE LIFE INSURANCE

----------------------------------------------------------------------------



FLEXIBLE  PREMIUM VARIABLE LIFE INSURANCE

Life insurance payable at death.
Adjustable death benefit.
Flexible premiums.
Return on investments reflected in contract benefits.
Nonparticipating.
Settlement options to provide retirement income.

                                                Contract Number:    V1234567



V3-YC-VUL-26 (Blank)





lbvip-vl\s-6\1997\contrac.doc


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